                                                                    Exhibit 10.5








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                          SECURITIES PURCHASE AGREEMENT


                                      AMONG


                               GRAPHON CORPORATION

                                   AND EACH OF

                  COREL CORPORATION, COREL CORPORATION LIMITED

                                 AND COREL, INC.


                            -------------------------

                          Dated as of December 18, 1998
                           --------------------------




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


                                TABLE OF CONTENTS

                                                                                Page
ARTICLE 1 DEFINITIONS..............................................................1
         1.1      Definitions......................................................1
         1.2      Accounting Terms; Financial Statements...........................7

ARTICLE 2 PURCHASE AND SALE........................................................7
         2.1      Purchase and Sale of Securities..................................7
         2.2      Closing .........................................................7

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................7
         3.1      Corporate Existence and Power....................................7
         3.2      Authorization; No Contravention..................................8
         3.3      Governmental Authorization.......................................8
         3.4      Binding Effect...................................................8
         3.5      Litigation.......................................................8
         3.6      Compliance with Laws.............................................8
         3.7      Capitalization...................................................8
         3.8      No Default or Breach; Contractual Obligations....................9
         3.9      Title to Properties.............................................10
         3.10     FIRPTA..........................................................10
         3.11     Financial Statements............................................10
         3.12     Taxes...........................................................10
         3.13     No Material Adverse Change......................................11
         3.14     Investment Company..............................................11
         3.15     Private Offering................................................11
         3.16     Labor Relations.................................................11
         3.17     Title to Assets.................................................11
         3.18     Liabilities.....................................................12
         3.19     Intellectual Property...........................................12
         3.20     Insurance.......................................................12
         3.21     Environmental Matters...........................................12
         3.22     Broker's, Finder's or Similar Fees..............................13
         3.23     Complete Disclosure.............................................13
         3.24     Best Efforts....................................................13
         3.25     Private Placement Memorandum....................................13

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................13
         4.1      Existence and Power.............................................13
         4.2      Authorization; No Contravention.................................13
         4.3      Governmental Authorization; Third Party Consents................13
         4.4      Binding Effect..................................................13
         4.5      Purchase for Own Account........................................14
         4.6      Restricted Securities...........................................14
         4.7      Broker's, Finder's or Similar Fees..............................15

ARTICLE 5 CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE..................15
         5.1      Representations and Covenants...................................15
         5.2      Secretary's Certificate.........................................15
         5.3      Documents.......................................................15
         5.4      Warrant.........................................................15
         5.5      Purchased Shares................................................15
         5.6      Consents and Approvals..........................................16
         5.7      Securities Exemption............................................16
         5.8      Due Diligence Review............................................16
         5.9      Additional Private Placement Closing............................16
         5.10     Private Placement Memorandum....................................16

ARTICLE 6 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE....................16
         6.1      Representations and Covenants...................................16
         6.2      Secretary's Certificate.........................................17
         6.3      Documents.......................................................17
         6.4      Asset Purchase Agreement........................................17
         6.5      Consents and Approvals..........................................17

ARTICLE 7 AFFIRMATIVE COVENANTS...................................................17
         7.1      Financial Statements and Other Information......................17
         7.2      Reservation of Common Stock.....................................18
         7.3      Books and Records...............................................18
         7.4      Board of Directors..............................................18
         7.5      Issuance of Stock...............................................18
         7.6      Market Stand-Off................................................18
         7.7      Registration....................................................19
         7.8      Preemptive Rights...............................................19

ARTICLE 8 MISCELLANEOUS...........................................................20
         8.1      Survival of Representations and Warranties......................20
         8.2      Notices.........................................................20
         8.3      Successors and Assigns; Third Party Beneficiaries...............21
         8.4      Amendment and Waiver............................................21
         8.5      Counterparts....................................................21
         8.6      Headings........................................................22
         8.7      GOVERNING LAW...................................................22
         8.8      Severability....................................................22
         8.9      Entire Agreement................................................22
         8.10     Further Assurances..............................................22
         8.11     Arbitration.....................................................22

ARTICLE 9 TERMINATION OF AGREEMENT................................................23
         9.1      TERMINATION.....................................................23
         9.2      SURVIVAL........................................................23

ARTICLE 10 INDEMNIFICATION........................................................23
         10.1     Indemnification by Purchaser....................................23

         10.2     Indemnification by Company......................................24
         10.3     Notice of Claim.................................................25
         10.4     Direct Claims...................................................26
         10.5     Third Party Claims..............................................26
         10.6     Settlement of Third Party Claims................................26

ARTICLE 11 LIMITATION ON WARRANTY CLAIMS..........................................27
         11.1     Limitation on Warranty Claim(s) by Purchaser....................27
         11.2     Limitation on Warranty Claim(s) by Company......................27


EXHIBITS

A.       Warrant
B.       Asset Purchase Agreement

COMPANY DISCLOSURE SCHEDULES

3.5               Litigation
3.8               Defaults or Breaches of Contractual Obligations; Contractual
                  Obligations
3.13              No Material Adverse Change; Ordinary Course of Business
3.19(b)           Intellectual Property
3.19(c)           Intellectual Property

                          SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT, dated as of December 18, 1998 (this "Agreement"), among GRAPHON CORPORATION, a California corporation (the "Company") and COREL CORPORATION, a corporation incorporated under the laws of Canada, together with its wholly owned subsidiaries, COREL CORPORATION LIMITED, a corporation incorporated under the laws of the Republic of Ireland, and COREL, INC., a corporation incorporated under the laws of the State of Delaware (collectively, the "Purchaser")

                  WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to Purchaser (i) an aggregate of 3,886,503 shares, no par value per share, of Common Stock of the Company (the "Common Stock") and (ii) a warrant to purchase up to 388,650 shares of Common Stock pursuant to the terms and conditions of the Warrant to Purchase Common Stock of GraphOn Corporation, dated the date hereof, attached hereto as EXHIBIT A (the "Warrant").

                  WHEREAS, upon the terms and conditions set forth in that certain asset purchase agreement by and between the Company and the Purchaser, dated the date hereof, the form of which is attached hereto as EXHIBIT B (the "Asset Purchase Agreement"), Purchaser shall transfer the Assets (as defined therein) to the Company and the Company shall assume the Assumed Liabilities (as defined therein).

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "ADDITIONAL PURCHASED SHARES" has the meaning given in
Section 7.5 of this Agreement.

                  "AFFILIATE" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "AGREEMENT" has the meaning set forth in the recitals to this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "ARTICLES OF INCORPORATION" means the Articles of Incorporation of the Company in effect on the Closing Date as the same may be amended from time to time.

                  "ASSET PURCHASE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

                  "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.11 of this Agreement.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law or executive order to close.

                  "BY-LAWS" means the by-laws of the Company in effect on the Closing Date, as the same may be amended from time to time.

                  "CAPITAL LEASE OBLIGATIONS" of any Person shall mean, as of the date of determination, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

                  "CLAIMS" has the meaning set forth in Section 3.5 of this Agreement.

                  "CLOSING" has the meaning set forth in Section 2.2 of this Agreement.

                  "CLOSING DATE" has the meaning set forth in Section 2.2 of this Agreement.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

                  "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "COMMON STOCK" has the meaning set forth in the recitals to this Agreement.

                  "COMPANY" has the meaning set forth in the recitals to this Agreement.

                  "COMPANY DISCLOSURE SCHEDULE" has the meaning set forth in the first paragraph of Article 3 of this Agreement.

                  "COMPANY INDEMNITEES" shall the following Persons:

                           (a) Company;

                           (b) Company's current and future Affiliates, but
excluding Purchaser;

                           (c) the respective Representatives of the Persons
referred to in clauses (a) and (b) above; and

                           (d) the respective successors and assigns of the
Persons referred to in clauses (a), (b) and (c) above.

                  "CONDITION OF THE COMPANY" means the assets, properties, results of operations or financial condition of the Company, taken as a whole.

                  "CONTINGENT OBLIGATION" means, applied to any Person, any liability of that Person with respect to any Indebtedness, lease, guaranty, letter of credit or other similar obligation.

                  "CONTRACTUAL OBLIGATIONS" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "COPYRIGHTS" means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

                  "DAMAGES" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable legal fees), charge, costs (including reasonable costs of investigation) or reasonable expenses of any nature.

                  "DIRECT CLAIM" has the meaning set forth in Section 10.3 of this Agreement.

                  "EMPLOYMENT AGREEMENTS" has the meaning set forth in the recitals to this Agreement.

                  "ENVIRONMENTAL LAWS" means federal, state and local laws, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the environment.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.11.

                  "GAAP" means United States generally accepted accounting principles consistently applied.

                  "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "INDEBTEDNESS" means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments,

(c) all Capital Lease Obligations of such Person, (d) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (c)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person and (e) any Contingent Obligations of such Person.

                  "INDEMNIFICATION PERIOD" means the period commencing on the Closing Date and terminating on the date which is the one year anniversary thereof.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 10.3 of this Agreement.

                  "INITIAL PUBLIC OFFERING" has the meaning set forth in
Section 7.5 of this Agreement.

                  "INTELLECTUAL PROPERTY" has the meaning set forth in
Section 3.19 of this Agreement.

                  "INTERNET ASSETS" means any internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

                  "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other Governmental Authority or any arbitrator or arbitration panel.

                  "LIABILITIES" has the meaning set forth in Section 3.18 of this Agreement.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or similar preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

                  "MATERIAL CONTRACTUAL OBLIGATION" has the meaning set forth in
Section 3.8 of this Agreement.

                  "ORDERS" has the meaning set forth in Section 3.2 of this Agreement.

                  "PATENTS" means any foreign or United States patents and patent applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

                  "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PLACEMENT AGENT" has the meaning set forth in Section 3.7 of this Agreement.

                  "PURCHASER INDEMNITEE" shall mean the following Persons:

                           (a) Purchaser;

                           (b) Purchaser's current and future Affiliates, but
excluding Company;

                           (c) the respective Representatives of the Persons
referred to in clauses (a) and (b) above; and

                           (d) the respective successors and assigns of the
Persons referred to in clauses (a), (b) and (c) above.

                  "PREEMPTIVE RIGHT NOTICE" has the meaning set forth in
Section 7.8(b) of the Agreement.

                  "PREFERRED STOCK" has the meaning set forth in Section 3.7 of this Agreement.

                  "PRIVATE PLACEMENT MEMORANDUM" has the meaning set forth in
Section 3.7 of this Agreement.

                  "PRO RATA PORTION" has the meaning set forth in Section 7.8(c) of this Agreement.

                  "PURCHASED SHARES" has the meaning set forth in Section 2.1 of this Agreement.

                  "PURCHASER" has the meaning set forth in the recitals to this Agreement.

                  "REGULATIONS" means the Treasury Regulations promulgated under the Code.

                  "REPRESENTATIVES" means officers, directors, employees, agents, legal counsel, accountants, advisors and representatives.

                  "REQUIREMENTS OF LAW" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "SELL" has the meaning set forth in Section 7.6 of this Agreement.

                  "SOFTWARE" means any computer software programs, source code, object code, data and documentation.

                  "STOCK EQUIVALENTS" means any security or obligation which is by its terms convertible into or exchangeable for shares of Common Stock or other capital stock or securities of the Company, and any option (including options granted pursuant to the Stock Option Plan), warrant or other subscription or purchase right with respect to Common Stock or such other capital stock or securities.

                  "STOCK OPTION PLAN" means the 1998 Stock Option/Stock Issuance Plan pursuant to which up to an aggregate of 791,500 of the fully diluted shares of Common Stock outstanding immediately following the Closing are or may be subject to option grants to certain employees, directors and consultants of the Company and other Persons approved by the Board of Directors.

                  "SUBSIDIARIES" means, as of the date hereof, a Person of which 50% or more of the voting power of the outstanding securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by the Company.

                  "TAXABLE" has the meaning set forth in Section 3.12 of this Agreement.

                  "TAX AUTHORITY" has the meaning set forth in Section 3.12 of this Agreement.

                  "TAXES" has the meaning set forth in Section 3.12 of this Agreement.

                  "TAX RETURN" has the meaning set forth in Section 3.12 of this Agreement.

                  "THIRD PARTY CLAIM" has the meaning set forth in Section 10.3 of this Agreement.

                  "TRADE SECRETS" means any trade secrets, research records, processes, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

                  "TRADEMARKS" means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

                  "TRANSACTION DOCUMENTS" means collectively, this Agreement, the Warrant, and the Asset Purchase Agreement.

                  "TRANSFER TAXES" has the meaning set forth in Section 3.12 of this Agreement.

                  "UNAUDITED FINANCIAL STATEMENTS" has the meaning set forth in
Section 3.11 of this Agreement.

                  "WARRANT" has the meaning set forth in the recitals to this Agreement.

                  "WARRANTY CLAIM" means a claim made by either the Company or the Purchaser based on or with respect to the inaccuracy or non-performance or non-fulfillment or breach of any representation, covenant or warranty made by the other party contained in this Agreement or the Asset Purchase Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby.

         1.2 ACCOUNTING TERMS; FINANCIAL STATEMENTS. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

                                   ARTICLE 2
                                PURCHASE AND SALE

         2.1 PURCHASE AND SALE OF SECURITIES. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees that it will purchase from the Company, on the Closing Date, 3,886,503 shares of Common Stock (the "Purchased Shares") and the Warrant. In consideration of the purchase and sale of the Purchased Shares and the Warrant, the Company and the Purchaser each agree to execute and deliver the Asset Purchase Agreement.

         2.2 CLOSING . Unless this Agreement shall have been terminated pursuant to Article 9 and subject to the satisfaction or waiver of the conditions set forth in Articles 5 and 6, the closing of the sale and purchase of the Purchased Shares and the Warrant, and the execution and delivery of the Asset Purchase Agreement (the "Closing") shall take place at the Palo Alto offices of Brobeck Phleger & Harrison LLP at 10:00 a.m., Pacific Daylight Time, on the Business Day on which the conditions set forth in Articles 5 and 6 shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and the Purchaser mutually may agree (the "Closing Date"). On the Closing Date, the Company shall deliver to the Purchaser (i) a certificate representing the Purchased Shares and (ii) the Warrant being purchased by such Purchaser against delivery to the Company by the Purchaser of the Asset Purchase Agreement.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in a disclosure schedule delivered by the Company to the Purchaser concurrently with the execution hereof (the "Company Disclosure Schedule") identifying each such exception by a specific reference to the applicable Section of this Article 3 (it being understood that any exception identified by reference to one Section of this Article which reasonably is applicable to another Section of this Article shall be deemed an exception to such other Section of this Article), the Company represents and warrants to the Purchaser the following:

         3.1 CORPORATE EXISTENCE AND POWER. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it currently is engaged, (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not reasonably be expected to have a material adverse effect on the Condition of the Company and
(d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

         3.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company, (b) do not contravene the terms of the Certificate of Incorporation or the By-laws, (c) do not violate, conflict with or result in any breach or contravention of, or result in the creation of any material Lien under any Material Contractual Obligation of the Company or Requirement of Law applicable to the Company and
(d) do not violate any judgment, injunction, writ, award, decree or order (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company.

         3.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with any Governmental Authority or any other person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby, except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder.

         3.4 BINDING EFFECT. This Agreement has been, and as of the Closing Date each of the other Transaction Documents will have been duly executed and delivered by the Company, and this Agreement constitutes, and as of the Closing Date each of the other Transaction Documents will constitute, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         3.5 LITIGATION. Except as set forth in Section 3.5 of the Company Disclosure Schedule, there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending at law, in equity, in arbitration or before any Governmental Authority by or against the Company. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

         3.6 COMPLIANCE WITH LAWS. The Company is in compliance in all material respects with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company.

         3.7 CAPITALIZATION.

                  (a) On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of (i) 50,000,000 shares of Common Stock, of which 11,895,003 are issued and outstanding, including the

Purchased Shares, and (ii) 5,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"), none of which are issued and outstanding, and Stock Equivalents, including the Warrant but excluding shares of Common Stock issued or issuable under the Stock Option Plan, exercisable for or convertible into up to 1,125,000 shares of Common Stock. The Company has reserved 1,916,500 shares of Common Stock for issuance under the Stock Option Plan and pursuant to the exercise or conversion of issued and outstanding Stock Equivalents, including the Warrant, as set forth in Section 3.7 of the Company Disclosure Schedule. The Company has entered into that certain Private Placement Memorandum, dated September 2, 1998 (with any supplement thereto, the "Private Placement Memorandum"), with Spencer Trask Securities Incorporated ("the Placement Agent") regarding the issuance and sale of units, each consisting of 100,000 shares of Common Stock. Pursuant to the Private Placement Memorandum, the Company has sold 1,000,000 shares of Common Stock and the Company intends to issue and sell between 1,500,000 and 3,500,000 additional shares of Common Stock (which stock the Company covenants shall be the only stock issued and sold in connection with any exercise of the preemptive rights described in clause "iii" below in connection with the issuance of the Purchased Shares, the Additional Purchased Shares or the Warrant pursuant to this Agreement) and the Company has a discretionary option to sell up to 675,000 additional shares of Common Stock solely to cover over-subscriptions. Other than (i) such Stock Equivalents, (ii) the requirement that the Placement Agent consent to the sale of any securities by the Company or any rights to acquire any securities of the Company (except pursuant to options, warrants, rights or option plans described in the Private Placement Memorandum) at a price less than $1.00 per share, (iii) the rights which, for greater certainty, are deemed to be Stock Equivalents granted to each investor pursuant to the Private Placement Memorandum to purchase pro rata portions of any securities offered by the Company, including the securities offered hereby, prior to the issuance of such securities and until such time as there is the Initial Public Offering, and as contemplated by this Agreement, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire
(a) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (b) any Stock Equivalents or (c) other securities of the Company. The issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid (to the Company's knowledge) and nonassessable, and were issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws. The Purchased Shares, the Warrant and the Additional Purchased Shares are duly authorized, and when issued and sold pursuant to this Agreement, will be validly issued, and the Purchased Shares and, if issued, the Additional Purchased Shares, will be fully paid and nonassessable and, assuming the truth and accuracy of the Purchaser's representations and warranties contained herein, will be issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws. The Company has no Subsidiaries.

         3.8 NO DEFAULT OR BREACH; CONTRACTUAL OBLIGATIONS. Section 3.8 of the Company Disclosure Schedule lists all of the Contractual Obligations to which the Company is a party, which involve an outstanding amount in excess of $100,000 or which are otherwise material to the Condition of the Company (each of the foregoing, a "Material Contractual Obligation"). The Company has not received notice of, and is not in default under, any Material Contractual Obligation. All of such Material Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company. The Company has not received any notice of termination of any Material Contractual Obligation.

         3.9 TITLE TO PROPERTIES. The Company has good, record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property used by it in connection with its business or otherwise owned or leased by it, except for such defects in title as would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company.

         3.10 FIRPTA. The Company is not a "foreign person" within the meaning of Section 1445 of the Code.

         3.11 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser the audited consolidated financial statements of the Company (balance sheet and statements of operation, cash flow and stockholders' equity, together with the notes thereto) for the fiscal period ended December 31, 1997 (the "Audited Financial Statements"), and the unaudited consolidated financial statements of the Company (balance sheet and statement of operations) for the fiscal period ended September 30, 1998 (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods indicated and with each other, except that the Unaudited Financial Statements do not contain footnotes or year-end adjustments. The Financial Statements fairly present the financial condition, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated in accordance with GAAP, subject in the case of the Unaudited Financial Statements to normal year-end adjustments.

         3.12 TAXES. (a) All material Taxes (as defined below) which have come due and are required to be paid by the Company through the date hereof have been paid by or on behalf of the Company or adequately reserved for in accordance with GAAP on the Financial Statements; (b) all material Tax Returns (as defined below) required to be filed on or before the date hereof (including all applicable extensions) by the Company have been timely filed or caused to be filed and all such Tax Returns are accurate and complete in all material reports; (c) with respect to all Tax Returns of the Company there is no (i) claim or other proceeding pending against or with respect to the Company in respect of any Tax, (ii) deficiency proposed against the Company or (iii) audit or other examination of any Tax Return of the Company being conducted by a Tax Authority nor has the Company been notified of any request for such an audit or examination and (d) all provisions for income and other Tax liabilities of the Company made in the Financial Statements have been made in accordance with GAAP consistently applied and all liabilities for Taxes of the Company attributable to periods prior to or ending on the Closing Date have been accrued on the Financial Statements in accordance with GAAP. The Company has not elected pursuant to the Code to be treated as an "S" corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code. For purposes of this Agreement, the following terms have the following meanings:
"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign); provided, however, that Tax shall not include any Transfer Taxes, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and returns required to be filed with respect to Taxes, and "Transfer Taxes" shall mean any state and local sales, use or other transfer taxes attributable to the sale of the assets to the Company pursuant to the Asset Purchase Agreement.

         3.13 NO MATERIAL ADVERSE CHANGE. Since September 30, 1998, other than as provided in the Transaction Documents and except as set forth in Section 3.13 of the Company Disclosure Schedule, the Company has not:

                  (a) incurred any Indebtedness for money borrowed individually in excess of $50,000 or in excess of $100,000 in the aggregate or otherwise permitted any of its assets to become subject to any Lien;

                  (b) entered into any Contractual Obligations or otherwise sold, leased, transferred or licensed any assets (other than Intellectual Property) individually in excess of $100,000 or in excess of $200,000 in the aggregate;

                  (c) sold, assigned, leased, licensed or transferred any Intellectual Property (other than the license and sublicense of Intellectual Property in the ordinary course of business);

                  (d) changed any of its methods of accounting or accounting practices in any material respect for financial, accounting or Tax purposes; or

                  (e) agreed or committed to do any of the things described in this Section 3.13.

         3.14 INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.15 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares or the Warrant. Assuming the truth and accuracy of the Purchaser's representations and warranties contained herein, no registration of the Purchased Shares, the Additional Purchased Shares or the Warrant pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Purchased Shares, the Additional Purchased Shares or the Warrant.

         3.16 LABOR RELATIONS. The Company is in compliance in all material respects with all applicable state and federal equal employment opportunity laws and the Federal Fair Labor Standards Act.

         3.17 TITLE TO ASSETS. The Company owns and has good, valid and marketable title to all properties and assets that are necessary for the conduct of its business, which properties and assets include the properties and assets reflected as owned by it on the Financial Statements or so described in the Company Disclosure Schedule (collectively, the "Assets").

         3.18 LIABILITIES. All direct and indirect obligations or liabilities (the "Liabilities") of the Company which should, in accordance with GAAP, be disclosed on the Financial Statements or in the footnotes thereto, adequately are reflected or reserved against on such Financial Statements other than Liabilities incurred since September 30, 1998 (i) as a result of the transactions contemplated hereby or (ii) in the ordinary course of business.

         3.19 INTELLECTUAL PROPERTY.

                  (a) The Company is the owner of, or has the license or right to use, sell (other than off-the shelf software which is commercially available for retail purchase and used solely on the computers of the Company) or license (other than off-the shelf software which is commercially available for retail purchase and used solely on the computers of the Company), all of the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets and Software (collectively, "Intellectual Property") that are used, sold or licensed in connection with its business as presently conducted free and clear of all Liens.

                  (b) Section 3.19(b) of the Company Disclosure Schedule sets forth all of the registered Intellectual Property owned by, and filings and applications for any of the above filed by, the Company. None of the Intellectual Property owned by the Company listed on Section 3.19(b) of the Company Disclosure Schedule is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Company's knowledge, threatened, which challenges the validity, enforceability, use or ownership of the item.

                  (c) Except as set forth in Section 3.19(c) of the Company Disclosure Schedule, the use, sale or license by the Company of the Intellectual Property currently sold or licensed by the Company to any Person or used by or licensed to the Company does not infringe upon or otherwise violate any Intellectual Property rights of others.

                  (d) No litigation is pending and no Claim has been made against the Company contesting the right of the Company to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company.

         3.20 INSURANCE. The insurance policies held by or on behalf of the Company are valid and enforceable in accordance with their terms and are in full force and effect and cover all risks associated with the Company's business that are customarily insured against in the industry in such amounts as are customary in the industry.

         3.21 ENVIRONMENTAL MATTERS. The Company is in material compliance with all applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending against the Company pursuant to Environmental Laws which would reasonably be expected to result in a fine, penalty or other obligation, cost or expense that would have a material adverse affect on the Condition of the Company.

         3.22 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

         3.23 COMPLETE DISCLOSURE. The copies of all instruments, agreements, other documents and written information delivered by the Company to the Purchaser or its counsel are and will be complete in all material respects as of the date of delivery thereof.

         3.24 BEST EFFORTS. The Company shall use its best efforts to effectuate the transactions contemplated hereby and cause to be fulfilled the conditions to Closing under this Agreement.

         3.25 PRIVATE PLACEMENT MEMORANDUM. The Private Placement Memorandum does not and will not on the Closing Date contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  The Purchaser hereby represents and Warrant to the Company as follows:

         4.1 EXISTENCE AND POWER. The Purchaser is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation and has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

         4.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary action, (b) do not contravene the terms of such Purchaser's organizational documents or any amendment thereof, (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser and (d) do not violate any Order of any Governmental Authority against or binding upon the Purchaser.

         4.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which such Purchaser is a party, or the transactions contemplated hereby and thereby.

         4.4 BINDING EFFECT. This Agreement and each of the other Transaction Documents to which such Purchaser is a party have been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         4.5 PURCHASE FOR OWN ACCOUNT. The Purchased Shares, the Additional Purchased Shares and the Warrant to be acquired by the Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares, Additional Purchased Shares, the Warrant or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares, Additional Purchased Shares or the Warrant under an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Purchased Shares, Additional Purchased Shares or the Warrant such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares and Additional Purchased Shares and shares of Common Stock issuable upon exercise of the Warrant, as the case may be, to the following effect:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED BY THE COMPANY, THAT THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

         4.6 RESTRICTED SECURITIES. Such Purchaser understands that the Purchased Shares, the Additional Purchased Shares and the Warrant will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein. The Purchaser represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment. The Purchaser further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information to such Purchaser's satisfaction and is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser also acknowledges that the Company makes no representations or warranties other than those set forth in this Agreement and the Asset Purchase Agreement.

         4.7 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

                                   ARTICLE 5
             CONDITIONS TO THE OBLIGATION OF THE PURCHASER TO CLOSE

                  The obligation of the Purchaser to purchase the Purchased Shares, the Additional Purchased Shares and the Warrant pursuant to this Agreement, to execute and deliver the Transaction Documents and to perform any obligations hereunder or thereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchaser of the following conditions on or before the Closing Date.

         5.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of the Company contained in this Agreement shall be true in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date.

         5.2 SECRETARY'S CERTIFICATE. The Purchaser shall have received a certificate from the Company, in form and substance satisfactory to the Purchaser, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of resolutions of the Board of Directors approving this Agreement and each of the other Transaction Documents, as necessary, to which the Company is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect.

         5.3 DOCUMENTS. The Purchaser shall have received true, complete and correct copies of such documents and other materials as it reasonably may request in connection with or relating to the purchase and sale of the Purchased Shares and the Warrant and the transactions contemplated hereby.

         5.4 WARRANT. The Company shall have duly executed and delivered the Warrant.

         5.5 PURCHASED SHARES. The Company shall be prepared to deliver to the Purchaser certificates in definitive form representing the Purchased Shares, registered in the name of such Purchaser.

         5.6 CONSENTS AND APPROVALS. All consents, exemptions, authorizations or other actions by, or notices to, or filings with Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company required to be obtained prior to the Closing Date shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof, as requested.

         5.7 SECURITIES EXEMPTION. The offer and sale of the Purchased Shares, the Additional Purchased Shares and the Warrant shall be exempt from the registration requirements of the Securities Act and shall comply with any Requirements of Law and the registration and/or qualification requirements of all other applicable state securities laws and Canadian federal or provincial securities laws.

         5.8 DUE DILIGENCE REVIEW. The Purchaser shall have completed and satisfied itself with respect to its due diligence review of the Company and the transactions contemplated by the Transaction Documents including all matters disclosed by the Company herein and therein to its sole satisfaction.

         5.9 ADDITIONAL PRIVATE PLACEMENT CLOSING. The Company shall have issued and received payment for not less than an additional 2,000,000 shares of Common Stock at a price of $1.00 per share pursuant to the terms of the Private Placement Memorandum.

         5.10 PRIVATE PLACEMENT MEMORANDUM

         The Company's shall have delivered to the Purchaser a copy of any supplement to the Private Placement Memorandum and the Purchaser shall be satisfied with such supplement in its sole discretion.

                                   ARTICLE 6
              CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

                  The obligation of the Company to issue and sell the Purchased Shares and the Warrant pursuant to this Agreement, to execute and deliver the Transaction Documents and to perform any obligations hereunder or thereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

         6.1 REPRESENTATIONS AND COVENANTS. The representations and warranties of the Purchaser contained in this Agreement shall be true in all material respects (except for any such representations and warranties which are qualified by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Purchaser shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         6.2 SECRETARY'S CERTIFICATE. The Company shall have received a certificate from the Purchaser, in form and substance satisfactory to the Company, dated the Closing date and signed by the Secretary or an Assistant Secretary of the Purchaser, certifying that the attached copies of resolutions of the Board of Directors of the Purchaser approving this Agreement and each of the other Transaction Documents, as necessary, to which the Purchaser is a party and the transactions contemplated hereby or thereby, are all true, complete and correct and remain unamended and in full force and effect.

         6.3 DOCUMENTS. The Company shall have received the complete and collect copies of such documents and other materials as it reasonably may request in connection with or relating to the Transaction Documents and the transactions contemplated hereby.

         6.4 ASSET PURCHASE AGREEMENT. The Purchaser shall have duly executed and delivered the Asset Purchase Agreement.

         6.5 CONSENTS AND APPROVALS. All consents, exemptions, authorizations or other actions by, or notices to, or filings with Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to any Contractual Obligations of the Purchaser required to be obtained prior to the Closing Date shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof, as requested.

         6.6 DUE DILIGENCE REVIEW. The Company shall have completed, and satisfied itself with respect to, its due diligence review of Purchaser and the transactions contemplated by the Transaction Documents, including all matters disclosed by the Purchaser herein and therein, to its sole satisfaction.

                                   ARTICLE 7
                              AFFIRMATIVE COVENANTS

         7.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. Until the date as of which the Company shall have completed the initial public offering of any of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Company shall deliver to the Purchaser, in form and substance satisfactory to such Purchaser:

                  (a) As soon as available, but not later than 60 days, if available, and in any event not later than 75 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year all in reasonable detail, and accompanied by the opinion of a nationally recognized independent certified public accounting firm, which report shall state without qualification that such consolidated financial statements present fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis; and

                  (b) Commencing with the fiscal period ending on March 31, 1999, as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated unaudited balance sheet of the Company, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP.

         7.2 RESERVATION OF COMMON STOCK. From and after the Closing Date, the Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance or delivery of the Additional Purchased Shares and upon exercise of the Warrant, the maximum number of shares of Common Stock that may be issuable or deliverable upon such exercise.

         7.3 BOOKS AND RECORDS. The Company shall keep proper books of record and account, in accordance with GAAP consistently applied.

         7.4 BOARD OF DIRECTORS. From and after the Closing Date and until such time as the Purchaser controls less than 17% of the voting power of the Company, the Purchaser shall be entitled to appoint one member of the Board of Directors and the Company shall take such action necessary to ensure such appointment. Until the date which is two years after the date of the Initial Public Offering, the Company agrees not to reduce the size of the Board of Directors below six without Purchaser's prior written consent.

         7.5 ISSUANCE OF STOCK. As of the date which is 18 months after the Closing Date, if the Company has not completed the initial public offering of any of its equity securities pursuant to an effective registration statement filed under the Act, including, including without limitation, in connection with said sale, conveyance or disposal of all or substantially all of its property, or business or any merger or consolidation with any other entity, in a transaction or series of related transactions (the "Initial Public Offering"), the Company shall issue Purchaser an additional 1,607,000 shares of Common Stock (the "Additional Purchased Shares"), for no additional consideration, subject to the execution of standard investment representations by Purchaser as set forth in Section 4 hereof.

         7.6 MARKET STAND-OFF. Subject to Section 7.7 hereof, Purchaser hereby agrees that, during the period commencing on the Closing Date and terminating on the date which is three years thereafter, it shall not, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) ("Sell") any securities of the Company held by it at any time during such period; PROVIDED, HOWEVER, that: (i) Purchaser may Sell up to 2% of the securities of the Company held by it per fiscal quarter of the Company, on a cumulative basis, beginning in the fiscal quarter ending March 31, 2000 and (ii) Purchaser may, at all times, Sell securities of the Company owned by it pursuant to the provisions of Rule 144 promulgated under the Act.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company owned by Purchaser until the end of such period.

         7.7 REGISTRATION. Subject to and subordinate to any registration rights granted to any investors pursuant to the Private Placement Memorandum, if the Company in its discretion at any time proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8), each such time it will give written notice to such effect to the Purchaser at least 30 days prior to such filing. Upon the written request of the Purchaser, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Common Stock, the Company will cause the Common Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Purchaser of such Common Stock so registered. Notwithstanding the foregoing, in the event that any registration pursuant to this Section 7.7 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Common Stock of the Purchaser to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the good faith opinion that such inclusion would reduce the number of shares to be offered by the Company. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 7.7 without thereby incurring any liability to the Purchaser.

         7.8 PREEMPTIVE RIGHTS.

                  (a) Prior to the second anniversary of the Closing Date, the Company shall not, without the Purchaser's prior written consent, sell any securities or any rights to acquire any securities of the Company (except pursuant to any existing options, warrants and rights and option plans described in the Private Placement Memorandum) at a price less than $1.00 per share.

                  (b) Subject to Section 7.8(a), the Company shall, until such time as there is an Initial Public Offering, prior to any issuance by the Company of any of its securities, offer to the Purchaser, by written notice (the "Preemptive Right Notice"), the right to purchase the Purchaser's Pro Rata Portion (as defined below) for cash at an amount equal to the price or other consideration for which such securities are to be issued; PROVIDED, that the preemptive rights set forth in this Section 7.8 shall not apply to securities issued pursuant to the exception described in the parenthetical clause in
Section 7.8(a) and, PROVIDED FURTHER, that such preemptive rights shall not apply to securities issued by the Company in connection with or in consideration of (i) any acquisition by the Company of another corporation or entity by consolidation, merger, purchase of all or substantially all of the assets or other business combination in which the Company is the surviving entity, provided such issuance is approved by a majority of the Board of Directors of the Company or (ii) any equipment or real property lease, loan, credit line, guaranty of indebtedness or acquisition of assets (other than cash, but including, without limitation, intellectual property or other intangible assets).

                  (c) The Preemptive Right Notice shall describe the securities that the Company proposes to issue and specify the number, price and payment terms. The Purchaser shall be entitled to purchase its pro rata portion of such securities ("Pro Rata Portion"), which shall be the number of securities as is equal to the full number of securities offered by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock held by the Purchaser as of the date of the Preemptive Right Notice and the denominator of which shall be the aggregate number of shares of Common Stock issued and outstanding. The Purchaser may accept the Company's offer as to all or part of its Pro Rata Portion, by written notice thereof given to the Company given within 30 days after receipt of the Preemptive Right Notice, in which event the Company shall promptly sell and the Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by the Purchaser.

                  (d) The Company shall be free at any time prior to 90 days after the date of the Preemptive Right Notice to offer and sell to any third party or parties the number of such securities not purchased by the Purchaser at a price and on payment terms no less favorable to the Company than those specified in the Preemptive Right Notice. However, if such third party sale or sales are not consummated within such 90 day period, the Company shall not sell such securities as shall not have been purchased within such period without again complying with this Section 7.8.

                                   ARTICLE 8
                                  MISCELLANEOUS

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date which is one year after the date hereof; PROVIDED, HOWEVER, that such representations and warranties shall not survive the termination of this Agreement pursuant to Article 9 hereof.

         8.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                  (a)      if to the Company:

                           GraphOn Corporation
                           150 Harrison Avenue
                           Campbell, CA  96008
                           Telecopy:  (408) 370-5047
                           Attention:  Walt Keller

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, CA  94303
                           Telecopy:  (650) 496-2722

                           Attention:  Thomas A. Bevilacqua

                           if to Purchaser:

                           Corel Corporation
                           Corporate Headquarters
                           1600 Carling Avenue
                           Ottawa, Ontario K1Z8R7
                           Canada
                           Telecopy:  (613) 725-2691
                           Attention:       President

                           with a copy to:

                           Legal Department
                           Telecopy:  (613) 725-2691
                           Attention:       Eric J. Smith

                  All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; and five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

         8.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Neither the Company or the Purchaser may assign any of its rights under this Agreement without the written consent of the other party hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         8.4 AMENDMENT AND WAIVER.

                  (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and the Purchaser.

         8.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         8.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

         8.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         8.9 ENTIRE AGREEMENT. This Agreement, together with the Company Disclosure Schedule, exhibits and schedules hereto and the other Transaction Documents is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto and the other Transaction Documents, supersede all prior agreements and understandings between the parties with respect to such subject matter.

         8.10 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with any Governmental Authority or any other Person, and otherwise fulfilling, or causing the fulfillment of, the conditions to Closing set forth in Articles 5 and 6 hereof) as may reasonably be required or desirable to carry out or to perform the provisions of this Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Agreement.

         8.11 ARBITRATION. The parties agree that they shall use all reasonable efforts to amicably settle disagreements arising from or in connection with this Agreement. To this effect, following notice of any party to the others of a disagreement (which shall include any failure to agree upon a matter to be agreed upon) the parties shall consult and negotiate with one another in good faith an understanding to reach a just and equitable solution. If those attempts fail after a period of 15 Business Days from the time the parties have been notified of the disagreement, then either party may refer the matter to arbitration. Notwithstanding the foregoing, the parties shall be entitled to seek injunctive relief or other equitable remedies form any court of competent jurisdiction. Except where clearly prevented by the issue in dispute, the parties agree to continue performing their respective obligations under this Agreement and the other related agreements entered into in connection with this Agreement while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions hereof.

                                   ARTICLE 9
                            TERMINATION OF AGREEMENT

         9.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                  (a) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchaser;

                  (b) at the election of the Company or the Purchaser by written notice to the other parties hereto after 5:00 p.m., California time, on December 31, 1998, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the Purchaser;

                  (c) at the election of the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Purchaser contained in this Agreement, which breach has not been cured within 15 Business Days of notice to the Purchaser of such breach; or

                  (d) at the election of the Purchaser, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within 15 Business Days notice to the Company of such breach.

                  If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

         9.2 SURVIVAL. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; except for the provisions of
Article 1 and this Section 9.2; PROVIDED that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(a) or 9.1(b) and (b) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to Section 9.1(c) or 9.1(d); and PROVIDED, FURTHER, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages resulting from any legal action relating to this Agreement or any termination of this Agreement.

                                   ARTICLE 10
                                 INDEMNIFICATION

         10.1 INDEMNIFICATION BY PURCHASER.

                  (a) From and after Closing during the Indemnification Period, Purchaser shall hold harmless, defend, indemnify and pay for the defense of each of the Company Indemnitees from and against, and shall compensate and reimburse each of the Company Indemnitees for, any Damages which are suffered or incurred by any of the Company Indemnitees or to which any of the Company Indemnitees may otherwise become subject (regardless of whether or not such

Damages relate to any third-party claim) and which arise from or as a result of, or are connected with:

                           (i) any inaccuracy in or breach of any representation
or warranty set forth in Article 4 hereunder or in any certificate delivered by Purchaser in connection with this Agreement;

                           (ii) any breach of any covenant or obligation of
Purchaser hereunder;

                           (iii) any Legal Proceeding resulting from the items
referred to in clause (i) or (ii) above (including any Legal Proceeding commenced by any Company Indemnitee for the purpose of enforcing any of its rights under this Section 10.1 if such Company Indemnitee is the prevailing party in any such Legal Proceeding);

                           (iv) any third party claim commenced after the
Closing Date which alleges (i) that the Purchased Software (as defined in the Asset Purchase Agreement), Trademarks (as defined in the Asset Purchase Agreement), or any other right or property acquired by Purchaser hereunder, infringe any U.S. or Canadian copyright, trademark, trade secret right, patent right that has been issued as of the date hereof, or other proprietary right. The foregoing indemnification does not extend to any claim arising out of a modification by Purchaser to the Purchased Software to the extent such claim would not have arisen had such modification not been made or the combination of any portion of the Purchased Software with any other software or hardware product.

                  THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATIONS OF PURCHASER AND THE EXCLUSIVE REMEDY OF PURCHASER WITH RESPECT TO ANY ALLEGED INTELLECTUAL PROPERTY INFRINGEMENT BY THE PURCHASED SOFTWARE.


                  (b) The obligations of indemnification by the Purchaser pursuant to Section 10.1(a) are:

                           (i) subject to the limitations referred to in Section
8.1 with respect to the survival of the representations and warranties by the Purchaser;

                           (ii) subject to the provisions of Sections 10.3,
10.4, 10.5 and 10.6; and

                           (iii) subject to the limitations referred to in
Section 11.2.

         10.2 INDEMNIFICATION BY COMPANY.

                  (a) From and after Closing during the Indemnification Period, Company shall hold harmless, defend, indemnify and pay for the defense of each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages which are suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are connected with:

                           (i) any inaccuracy in or breach of any representation
or warranty set forth in Article 3 hereunder or in any certificate delivered by Company in connection with this Agreement;

                           (ii) any breach of any covenant or obligation of
Company hereunder;

                           (iii) any Legal Proceeding resulting from the items
referred to in clause (i) or (ii) above (including any Legal Proceeding commenced by any Purchaser Indemnitee for the purpose of enforcing any of its rights under this Section 10.2 if such Purchaser Indemnitee is the prevailing party in any such Legal Proceeding); or

                           (iv) any third party claim after Closing alleging
that any product developed, marketed or distributed by or on behalf of Company, excluding the unmodified Purchased Software, infringes any copyright, trade-mark, confidentiality right, patent or other intellectual property right of any third party.

                  (b) The obligations of indemnification by the Company pursuant to Section 10.2(a) are:

                           (i) subject to the limitations referred to in Section
8.1 with respect to the survival of the representations and warranties by the Company;

                           (ii) subject to the provisions of Sections 10.3,
10.4, 10.5 and 10.6; and

                           (iii) subject to the limitations referred to in
Section 11.1.

         10.3 NOTICE OF CLAIM. If a party entitled to indemnification hereunder (an "Indemnified Party") becomes aware of a claim or Legal Proceeding in respect of which indemnification is provided for pursuant to either of Section 10.1 or 10.2, as the case may be, the Indemnified Party shall promptly give written notice of the claim or Legal Proceeding to the party obligated to indemnify the Indemnified Party (the "Indemnifying Party"). Such notice shall specify whether the claim or Legal Proceeding arises as a result of a claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available):

                           (a) the factual basis for the claim; and

                           (b) the amount of the claim, if known, the basis
thereof and documentation supporting the same.


If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any claim or Legal Proceeding in time effectively to contest the determination of any liability susceptible of being contested, then the liability of the Indemnifying Party to the Indemnified Party under this Article shall be reduced by the amount of any losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

         10.4 DIRECT CLAIMS. In the case of a Direct Claim, the Indemnifying Party shall have 30 days from receipt of notice of the claim within which to make such investigation of the claim as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the claim, together with all such other information as the Indemnifying Party may reasonably request, PROVIDED, HOWEVER, that the Indemnifying Party agrees at all times to maintain the confidentiality of such information. If both parties agree at or before the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the claim, failing which the matter shall be referred to binding arbitration in accordance with Section 8.11.

         10.5 THIRD PARTY CLAIMS. In the case of a Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defense of the claim or Legal Proceeding and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's out-of-pocket expenses as a result of such participation or assumption. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel at its expense. If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim and shall solely bear all reasonable expenses associated with the defense of such Third Party Claim. If either party makes a payment, resulting in settlement of the Third Party Claim, which precludes a final determination of the merits of the Third Party Claim and the Indemnified Party and the Indemnifying Party are unable to agree whether such payment was unreasonable in the circumstances having regard to the amount and merits of the Third Party Claim, then such dispute shall be referred to and finally settled by binding arbitration in accordance with Section 8.11.

         10.6 SETTLEMENT OF THIRD PARTY CLAIMS. If the Indemnifying Party fails to assume control of the defense of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim and shall solely bear all reasonable expenses associated with the defense of such Third Party Claim. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defense of any Third Party Claim, neither party shall settle any Third Party Claim without the written consent of the other party, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that the liability of such party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason within a reasonable time after the request therefor. If the exercise by Company of any of the rights granted to it pursuant to this Agreement is enjoined or, in Purchaser's reasonable opinion, is likely to be enjoined due to the type of infringement or misappropriation specified in Section 10.1 above, without prejudice to the rights and remedies of Company, Purchaser shall upon request of Company and at Company's expense, provide reasonable cooperation to Company and its counsel with all necessary technical information related to the design regarding defense or other resolution of the claim.

                                   ARTICLE 11

                          LIMITATION ON WARRANTY CLAIMS

         11.1 LIMITATION ON WARRANTY CLAIM(S) BY PURCHASER.


         (a) The Purchaser shall not be entitled to make a Warranty Claim if the Purchaser has been advised in writing or otherwise has actual knowledge prior to Closing of the inaccuracy, non-performance, non-fulfilment or breach which is the basis for such Warranty Claim and the Purchaser completes the transactions hereunder notwithstanding such inaccuracy, non-performance, non-fulfilment or breach.

         (b) The amount of any damages which may be claimed by the Purchaser pursuant to a Warranty Claim shall be calculated to be the cost or loss to the Purchaser after giving effect to:

                           (i) any insurance proceeds available to the Purchaser in relation to the matter which is the subject of the Warranty Claim, and

                           (ii) the value of any related, determinable tax benefits realized, or to be realized within a two year period following the date of incurring such cost or loss, by the Purchaser in relation to the matter which is the subject of the Warranty Claim.

         (c) The Purchaser shall not be entitled to make any Warranty Claim until such time as the total amount of all Damages (including the Damages directly arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations, warranties, covenants or obligations) that have been directly suffered or incurred by the Purchaser exceeds $25,000. Notwithstanding the foregoing, in the event the total amount of all such Damages exceed $25,000, the Company's liability shall include the initial $25,000 amount. Except in the event of a breach by the Company of the confidentially provisions set out in Section 8.2 of the Asset Purchase Agreement (to which the limitation in this section 11.1 shall not apply), the maximum aggregate liability of the Company in respect of all Warranty Claims by the Purchaser will be limited to $760,000.

         11.2 LIMITATION ON WARRANTY CLAIM(S) BY COMPANY

         (a) The Company shall not be entitled to make a Warranty Claim if the Company has been advised in writing or otherwise has actual knowledge prior to Closing of the inaccuracy, non-performance, non-fulfilment or breach which is the basis for such Warranty Claim and the Company completes the transactions hereunder notwithstanding such inaccuracy, non-performance, non-fulfilment or breach.

         (b) The amount of any damages which may be claimed by the Company pursuant to a Warranty Claim shall be calculated to be the cost or loss to the Company after giving effect to:

                           (i) any insurance proceeds available to the Company in relation to the matter which is the subject of the Warranty Claim, and

                           (ii) the value of any related, determinable tax benefits realized, or to be realized within a two year period following the date of incurring such cost or loss, by the Company in relation to the matter which is the subject of the Warranty Claim.

         (c) The Company shall not be entitled to make any Warranty Claim until such time as the total amount of all Damages (including the Damages directly arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations, warranties, covenants or obligations) that have been directly suffered or incurred by the Company exceeds $25,000. Notwithstanding the foregoing, in the event the total amount of all such Damages exceed $25,000, Purchaser's liability shall include the initial $25,000 amount. Except in the event of a breach by Purchaser of the confidentially provisions set out in Section 8.2 of the Asset Purchase Agreement (to which the limitation in this section 11.2 shall not apply), the maximum aggregate liability of the Purchaser in respect of all Warranty Claims by the Company will be limited to $760,000.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.


                                     GRAPHON CORPORATION


                                     By:
                                        ----------------------------------------
                                     Name:  Walt Keller
                                     Title: President


                                     COREL CORPORATION


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     COREL CORPORATION LIMITED


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     COREL, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:



              [Signature Page to Securities Purchase Agreement]

                                    EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.


No. W-1



                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                       GRAPHON CORPORATION (THE "COMPANY")


                  This warrant (the "Warrant") certifies that, in consideration of that certain Securities Purchase Agreement, dated December 18, 1998, by and between the Company and Corel Corporation (including its assignees, the "Holder") and the transactions contemplated thereby, and for other good and valuable consideration, the receipt of which hereby is acknowledged, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify Holder in writing), to purchase up to 388,650 shares of the Common Stock of the Company (the "Common Stock") at $1.00 per share (such price, as adjusted from time to time, is herein referred to as the "Exercise Price"). The shares of Common Stock issuable pursuant to this Warrant (the "Warrant Shares") shall be subject to adjustment pursuant to Section 8 hereof.

                  1. EXERCISE PERIOD. This Warrant is exercisable, in whole or in part, commencing upon the date hereof and shall remain so exercisable for a period of 5 years following such date, subject to earlier termination as set forth in Section 8(b) hereof.

                  2. EXERCISE OF WARRANT.

                           (a) The purchase rights represented by this Warrant
are exercisable by the Holder in whole or in part, at any time or from time to time, during the exercise period hereof as described in Section 1 above. Such exercise shall be effected by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company, upon payment of the Exercise Price in cash or by check.

                           (b) This Warrant shall be deemed to have been
exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise. If such exercise is for less than all of the Warrant Shares, the Company shall additionally, as promptly as practicable on or after such date, at its expense, issue and deliver a replacement warrant identical to this Warrant, except that the number of shares available for exercise shall be reduced by the number of Warrant Shares exercised.

                  3. NET ISSUE EXERCISE. In lieu of exercising this Warrant by paying the Exercise Price in cash or by check, Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company, together with notice of such election, in which event the Company shall issue to Holder a number of shares of the Common Stock computed using the following formula:

                  Where X - The number of shares of Common Stock to be issued to Holder.

                             X= (Y)(A-B)
                                   A

                        Y - The number of shares of Common Stock to be canceled pursuant to such exercise under this Warrant.

                        A - The fair market value of one share of Common Stock.

                        B - Exercise Price (as adjusted to the date of such calculations).

                  For purposes of this Section, while the Company is privately held, the fair market value of one share of the Common Stock shall be the fair market value of such share as determined in good faith by the Board of Directors of the Company.

                  4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

                  5. NO RIGHTS OF SHAREHOLDER. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company or receive any benefits thereunder, accrued or otherwise, that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

                  6. TRANSFER OF WARRANT.

                           (a) WARRANT REGISTER. The Company will maintain a
register (the "Warrant Register") containing the names and addresses of the Holder (or Holders, if any portion of this Warrant is transferred pursuant to this Section 6). Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                           (b) NON-TRANSFERABILITY AND NON-NEGOTIABILITY OF
WARRANT. This Warrant may not be transferred or assigned without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company).

                           (c) COMPLIANCE WITH SECURITIES LAWS.

                                    i) PURCHASE ENTIRELY FOR OWN ACCOUNT. The
Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                                    ii) DISCLOSURE OF INFORMATION. The Holder
believes that it has received all the information it considers necessary or appropriate with respect to this Warrant. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Warrant.

                                    iii) INVESTMENT EXPERIENCE. The Holder is an
investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this Warrant. If other than an individual, the Holder also represents that it has not been organized for the purpose of acquiring the Warrant.

                                    iv) ACCREDITED INVESTOR. The Holder is an
"accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect and understands the meaning of that term.

                                    v) RESTRICTED SECURITIES. The Holder
understands that this Warrant and the Warrant Shares issuable upon exercise hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                                    vi) FURTHER LIMITATIONS ON DISPOSITION.
Without in any way limiting the representations set forth in (i) above, the Holder further agrees not to make any disposition of all or any portion of this Warrant or any Warrant Shares to be issued upon exercise hereof unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6, provided and to the extent such sections are then applicable, and:

                                    (A) there is then in effect a registration
statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                                    (B) (1) the Holder shall have notified the
Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and
(2) upon request by the Company, the Holder shall have furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

                           vii) LEGENDS. This Warrant and all Warrant Shares
issued upon exercise hereof may bear one or all of the following legends:

                                    (A) "THE SECURITIES REPRESENTED HEREBY HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT."

                           (B) Any legend required under any applicable state
securities laws.

                  7. RESERVATION OF STOCK. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant, to the extent the Company can readily ascertain the number of shares of Common Stock. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, as set forth herein, shall be free from all liens and charges in respect of the issue thereof. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

                  8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its capital stock, or issue additional securities as a dividend with respect to any shares of its Common Stock, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be proportionately increased, in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                  (b) RECLASSIFICATION, REORGANIZATION, MERGER OR SALE. In case of any reclassification, capital reorganization, change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a) above), or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reclassification, reorganization, change, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, change, merger or sale, by a holder of the same number of shares of capital stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, change, merger or sale. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                  (c) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company promptly shall notify the Holder of such event and of the number of shares, the adjusted Exercise Price and the type of securities or property thereafter purchasable upon exercise of the Warrant.

         9. AMENDMENTS.

         (a) Any term of this Warrant may be amended only with the written consent of the Company and the Holder.

         (b) No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         10. MISCELLANEOUS.

         (a) GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of California, excluding that body of law relating to conflict of laws.

         (b) NOTICES. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof in the case of the Company, and on the Warrant Register in the case of the Holder, or at such other address as such party may designate by ten days' advance written notice to the other parties.

         (c) COUNTERPARTS. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.


Dated:  December 31, 1998            GRAPHON CORPORATION



                                     By:
                                        ---------------------------------------
                                     Name:  Walt Keller
                                     Title: President

                                     Address: 150 Harrison Avenue
                                              Campbell, CA 96008


                                     ACCEPTED:

                                     COREL CORPORATION


                                     By:
                                        ---------------------------------------

                                     Name:
                                        ---------------------------------------

                                     Title:
                                        ---------------------------------------


                                     Address: Corporate Headquarters
                                              1600 Carling Avenue
                                              Ottawa, Ontario
                                              K1Z8R7
                                              Canada




              [SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK]

                               NOTICE OF EXERCISE

To:  GraphOn Corporation (the "Company")

                  The undersigned hereby elects to purchase __________ shares of the Common Stock (or such stock or securities receivable upon the exercise of the Warrant) at an exercise price per share as set forth in the Warrant.

                  The undersigned hereby:

                        ______     "Net-exercises" the Warrant.

                        ______     Tenders payment of the aggregate exercise
price in cash, check and/or cancellation of debt.

                  The undersigned requests that the Company issue a certificate or certificates representing said shares of the Common Stock (or such stock or securities receivable upon exercise of the Warrant) of the Company in the name of the undersigned or in such other name as is specified below:


                        ---------------------------------------
                        (Print Name)

                  By its signature below, the undersigned hereby confirms and acknowledges that the shares of Common Stock issuable upon exercise of the Warrant (or such stock or securities receivable upon exercise of the Warrant) are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock (or such stock or securities receivable upon the exercise of the Warrant) except under circumstances that will not result in a violation of the ____________or any state securities laws.

Date:
     ------------------           ---------------------------------------------
                                  (Print Name)

                                  ---------------------------------------------
                                  (Signature)

                                  By:
                                     ------------------------------------------
                                  (Name and title of signatory, if non-natural
                                   person)

                  Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                                     ------------------------------------------
                                     [Name]


                                     ------------------------------------------

-----------------                    ------------------------------------------
[Date]                                               [Signature]